EXHIBIT 3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                            DARDEN RESTAURANTS, INC.

                                   * * * * * *


                                    ARTICLE I

     The name of this Corporation is Darden Restaurants, Inc.


                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as the same exists or may hereafter be amended ("Florida Law").


                                   ARTICLE III

     The total number of shares, without par value, that the Corporation shall have authority to issue is five hundred twenty-five million (525,000,000), of which five hundred million (500,000,000) shares shall be Common Shares and twenty-five million (25,000,000) shares shall be Preferred Shares.

(1)  Provisions Relating to Common Shares

     (a) Each Common Share shall have one vote, and, except as provided by resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

     (b) No holder of Common Shares as such shall have any preemptive right to subscribe to or acquire (i) unissued or treasury shares of the Corporation of any class, (ii) securities of the Corporation convertible into or carrying a right to acquire or subscribe to shares of any class or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of the Corporation of any class, in each case whether now or hereafter authorized.

     (c) Subject to the provisions of law and to the provisions of any Preferred Shares that may be outstanding from time to time, dividends may be paid on

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the Common  Shares at such times and in such  amounts as the Board of  Directors may deem advisable.

     (d) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which holders of Preferred Shares shall be entitled, to the remaining net assets of the Corporation.

(2)  Provisions Relating to Preferred Shares

     (a) The Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, preferences, limitations and special rights as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article III, to divide the Preferred Shares into one or more series and with respect to each series to fix and determine by resolution or resolutions providing for the issue of such series:

          (i) The number of shares to constitute such series and the distinctive designation thereof;

          (ii) The dividend rate or rates to which shares of such series shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, the date or dates from which dividends shall accumulate and the quarterly dates on which dividends, if declared, shall be payable;

          (iii) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

          (iv) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates (the amount so payable upon such involuntary liquidation, dissolution or winding up,

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

     exclusive of accrued dividends, being hereinafter sometimes called the "involuntary liquidation value");

          (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (vi) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (vii) The voting powers, if any, of such series; and

          (viii) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section (2).

     (c) All shares of any one series of Preferred Shares shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series of Preferred Shares shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (2)(b) of this Article III.

     (d) No holder of Preferred Shares as such shall have any preemptive right to subscribe to or acquire (i) unissued or treasury shares of the Corporation of any class, (ii) securities of the Corporation convertible into or carrying a right to acquire or subscribe to shares of any class or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of the Corporation of any class, in each case whether now or hereafter authorized.

(3)  Provisions Relating to All Classes of Shares

     The Preferred Shares and Common Shares may be issued by the Corporation from time to time for such consideration as may be determined from time to time by the Board of Directors subject to, and in accordance with the full discretion conferred upon the Board of Directors by, Florida Law. Any and all shares for which the consideration so determined shall have been paid or delivered shall be deemed fully paid shares and shall not be liable for any further call or assessment thereon; and the holders of such shares shall not be liable for any further payments in respect of such shares.

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                                   ARTICLE IV

     (1) (a) In addition to any affirmative vote required by law or otherwise, and except as expressly provided in this Article IV, the affirmative vote of not less than 66 2/3% of the Voting Securities, excluding the Voting Securities beneficially owned by a Related Person who is party to the Business Combination, shall be required for the approval or authorization of any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

         (b) The provisions of subsection (1)(a) of this Article IV shall not apply to any Business Combination involving only (x) the acquisition or issuance by the Corporation or a Subsidiary of securities of the Corporation in a transaction in which all holders of securities of the same class or series (other than a Related Person) are entitled to participate on identical terms and the Related Person is entitled to participate, if at all, on terms not more favorable than the terms upon which the other holders of securities of the same class or series are entitled to participate; provided that any such acquisitions or issuance is not made pursuant to an agreement or understanding with the Related Person; or (y) the acquisition of goods or services by or from the Corporation or a Subsidiary on terms no less favorable to the Corporation or such Subsidiary, as the case may be, than the terms on which such goods or services may be acquired in the ordinary course of business by or from a Person unaffiliated with the Corporation.

         (c) The provisions of subsection (1)(a) of this Article IV shall not apply to any Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or otherwise, if such Business Combination shall have been approved by a majority (whether such approval is made prior or subsequent to the acquisition of beneficial ownership of the Voting Securities that caused the Related Person to become a Related Person) of the Disinterested Directors.

         (d) The provisions of subsection (1)(a) of this Article IV shall not apply to any Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or otherwise, if all of the following conditions are met:

          (i) The Business Combination shall provide for consideration to be received by all holders of Common Shares in exchange for all their Common Shares, and the aggregate amount of cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash, to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the higher of the amounts determined under clauses (A) and (B) below (subject to appropriate adjustment for any

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     recapitalization,  stock  dividend,  stock split,  combination of shares or similar event):

               (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any Common Shares within the two-year period immediately prior to the Announcement Date; and

               (B) the Fair Market Value per share of the Common Shares on the Announcement Date or on the Determination Date, whichever is higher;

          (ii) If the Business Combination provides for consideration to be received by holders of any class or series of Voting Securities other than Common Shares, whether or not the Related Person has previously acquired any shares of such class or series, the aggregate amount of cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series shall be at least equal to the higher of the amount determined under clauses (A) and (B) below (subject to appropriate adjustment for any recapitalization, stock split, stock dividend, combination of shares or similar event):

               (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any share of such class or series in connection with the acquisition by the Related Person of beneficial ownership of shares of such class or series within the two-year period immediately prior to the Announcement Date; and

               (B) the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher;

                  (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Securities (including Common Shares) shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Voting Securities. If the consideration so paid for shares of any class or series of Voting Securities varied as to form, the form of consideration for such class or series of Voting Securities shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of stock previously acquired by the Related Person; and

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               (iv) After such Related Person has become a Related Person,  such
          Related  Person  shall not have  received  the  benefit,  directly  or
          indirectly   (except   proportionately   as  a   shareholder   of  the
          Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         (2) If any vote of holders of Voting Securities is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested Directors to all shareholders of the Corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Disinterested Directors and paid a fee for its services by the Corporation as approved by the Disinterested Directors.

          (3) For purposes of this Article IV:

             (a) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Article IV by the shareholders of the Corporation (the "1934 Act"). The term "Affiliate" as used herein shall exclude the Corporation, but shall include the definition of "Associate" as contained in Rule 12b-2.

            (b) "Announcement Date", with respect to any Business Combination, is the first public announcement of the proposed Business Combination.

            (c) A "Business Combination" is (i) a merger or consolidation of the Corporation or any of its subsidiaries with a Related Person; (ii) the sale, lease, exchange, pledge, transfer or other disposition (A) by the Corporation or any of its subsidiaries of all or a Substantial Part of the Corporation's Assets to a Related Person, or (B) by a Related Person of any of its assets, except in the ordinary course of business, to the Corporation or any of its subsidiaries;
(iii) the issuance of shares or other securities of the Corporation or any of its subsidiaries to a Related Person, other than on a pro rata basis to all holders of Voting Securities of the same class held by the Related Person pursuant to a share split, share dividend or distribution of warrants or rights;
(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any Voting Securities beneficially owned by a Related Person; or (vi) any agreement, contract or other arrangement providing for any of the foregoing transactions.

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            (d)  "Determination Date", with respect to any Related Person, is the date on which the Related Person became a Related Person.

            (e) A "Disinterested Director" is a member of the Board of Directors of the Corporation (other than the Related Person) who was a director prior to the time the Related Person became a Related Person, or any director who was recommended for election by the Disinterested Directors. Any action to be taken by theDisinterested Directors shall require the affirmative vote of a majority of the Disinterested Directors.

           (f) "Fair Market Value" is (a) in the case of shares, the highest closing sale price per share during the 30-day period immediately preceding the date in question of such shares on the principal United States securities exchange registered under the Exchange Act on which such shares are listed; or, if such shares are not listed on any such exchange, the highest closing bid quotation per share with respect to such shares during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use; or if no such quotations are available, the fair market value per share on the date in question of such shares as determined by at least two-thirds of the Disinterested Directors in good faith; and (b) in the case of property other than shares, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Disinterested Directors.

           (g) A "Person" is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting or holding Voting Securities.

           (h) A "Related Person" is (i) any Person which, together with its Affiliates, is the beneficial owner of an aggregate of 10% or more of the Common Shares or of the total voting power of all outstanding Voting Securities, (ii) any officer, director or employee of a Related Person, (iii) any Person which, together with its Affiliates, shall become, in a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, the beneficial owner of Voting Securities of which a Related Person was the beneficial owner at any time during the two years prior to the time such Person or Affiliate became such beneficial owner and (iv) any Affiliate of any such Person, provided, that the term "Related Person" shall not include the Corporation; any savings, employee stock ownership or other employee benefit plan of the Corporation or any trustee or fiduciary when acting in such capacity with respect to any such employee benefit plan of the Corporation; or any subsidiary all the capital stock of or equity interest in which is owned by the Corporation, by one or more such subsidiaries or by the Corporation and one or more such subsidiaries.

           (i) A "Substantial Part of the Corporation's Assets" shall mean assets of the Corporation or any of its subsidiaries in an amount equal to 20% or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated

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assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

            (j) "Voting Securities" means all outstanding Common Shares and all other outstanding securities of the Corporation, if any, which are then entitled to vote generally in the election of directors or which have been designated as Voting Securities by a majority of the Disinterested Directors.


                                    ARTICLE V

     The street address of the Corporation's initial principal office is 5900 Lake Ellenor Drive, Orlando, Florida 32809. The registered agent for said Corporation is CT Corporation System, 1200 South Pine Island Road, Plantation, FL 33324.


                                   ARTICLE VI

               The name and address of the sole incorporator are:

       Name                                             Mailing Address
     ---------                                         ------------------
     Joe R. Lee                                    5900 Lake Ellenor Drive
                                                   Orlando, Florida  32809

The power of the sole incorporator as such shall terminate upon the filing of the Articles of Incorporation.


                                   ARTICLE VII

     The names and mailing addresses of the persons who are to serve as initial directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

         Name                                          Mailing Address
        -------                                     --------------------
       Joe R. Lee                                  5900 Lake Ellenor Drive
                                                   Orlando, Florida  32809

       Ronald N. Magruder                          5900 Lake Ellenor Drive
                                                   Orlando, Florida  32809

       Jeffrey J. O'Hara                           5900 Lake Ellenor Drive
                                                   Orlando, Florida  32809

                                       8
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       Blaine Sweatt                               5900 Lake Ellenor Drive
                                                   Orlando, Florida  32809

                                  ARTICLE VIII

     The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, but it is expressly provided that the same are intended to be and shall be construed to be in furtherance and not in limitation or exclusion of the powers conferred by law:

            (1) Subject always to such bylaws as may be adopted from time to time by the shareholders, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the bylaws of the Corporation, but any bylaw adopted by the Board of Directors may be altered, amended or repealed by the shareholders. The bylaws or any particular bylaw may fix a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Florida Law.

            (2) All corporate powers of the Corporation shall be managed by or under the authority of, and its business and affairs shall be managed under the direction of, its Board of Directors. Directors need not be shareholders. The bylaws may prescribe the number of directors, not less than three; may provide for the increase or reduction thereof but not less than three; and may prescribe the number necessary to constitute a quorum, which number may be less than a majority of the whole Board of Directors, but not less than the number required by law. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors.

            (3) The  Corporation  hereby  elects not to be governed by Section
607.0901 (relating to affiliated transactions) or by Section 607.0902 (relating to control share acquisitions) of the Florida Law, and the provisions of such statutes shall not apply to the Corporation.


                                   ARTICLE IX

            (1) A director of the Corporation shall not be personally liable for monetary damages to the Corporation, its shareholders or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, to the fullest extent permitted by Florida Law.

            (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal and whether or not such action, suit or proceeding is brought by or in the right of the Corporation, by reason

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of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Florida Law. The right to indemnification conferred in this Article IX shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by Florida Law. The right to indemnification conferred in this Article IX shall be a contract right.

                (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by Florida Law.

            (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under Florida Law.

            (4) The rights and authority conferred in this Article IX shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

            (5) Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Articles of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Florida Law, any modification of law, shall eliminate or reduce the effect of this Article IX in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.


                                    ARTICLE X

     No director of the Corporation may be removed from office by the shareholders except (i) for cause and (ii) by the affirmative vote, at a special meeting of shareholders held for that purpose, of not less than 66 2/3% of the shareholders entitled to vote for the election of directors (or, if a director is elected by a voting group of shareholders, 66 2/3% of the shareholders entitled to vote for the election of such director). Upon any such removal, the term of the director who shall have been so removed shall forthwith terminate and there shall be a vacancy in the Board of Directors to be filled in such manner as shall be provided herein and by the bylaws of the Corporation.

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

                                   ARTICLE XI

     A special meeting of shareholders of the Corporation shall be held (a) on call of its Board of Directors or the person or persons authorized to do so by the bylaws, or (b) if the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Nothwithstanding the foregoing, whenever holders of one or more series of Preferred Shares shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article III, special meetings of holders of such Preferred Shares.


                                   ARTICLE XII

     Subject to the provisions of Articles III and XIII hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner now or hereafter prescribed by statute, and, with the sole exception of those rights and powers conferred under
Article IX hereof, all rights and powers conferred herein upon the shareholders, directors and officers, if any are granted subject to this reservation.


                                  ARTICLE XIII

     (1) Any action required or permitted to be taken by shareholders of the Corporation may be taken only upon the vote of shareholders at an annual or special meeting of shareholders duly noticed and called in accordance with Florida Law, and no such action may be taken without a meeting by written consent of shareholders.

     (2) No amendment to the Articles of Incorporation shall amend, alter, change or repeal any of the provisions of Article IV, X, XI or this Article XIII hereof unless such amendment shall receive the affirmative vote of not less than 66 2/3% of the Voting Securities, excluding the Voting Securities of any Related Person, as defined in Article IV.


     IN WITNESS WHEREOF, I have hereunto signed by name this 29th day of March, 1995.


                                                 /s/ Joe R. Lee
                                                -----------------------
                                                     Joe R. Lee

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                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            DARDEN RESTAURANTS, INC.

     The undersigned does hereby certify, on behalf of Darden Restaurants, Inc. (the "Corporation"), that pursuant to the authority contained in the Corporation's Articles of Incorporation (the "Articles of Incorporation"), and in accordance with the provisions of Section 607.0602(4) of the Florida Business Corporation Act (the "Act") and pursuant to a special meeting of the Board of Directors of the Corporation in accordance with Section 607.0820 of the Act, the Board of Directors of the Corporation duly adopted and approved on May 16, 2005 resolutions providing for the creation of a series of preferred stock to be designated as "Series A Participating Cumulative Preferred Stock," and pursuant to Section 607.0602(4) of the Act and Section (2) of Article III of the Articles of Incorporation, there being no shareholder action required, Article III of the Articles of Incorporation is hereby amended by adding the following new Section
(4) to create such preferred shares having the preferences, limitations and relative rights as follows:

             "(4) SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK


     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2. Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount

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     per share  (rounded to the nearest  cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

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

     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Articles of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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


               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.


     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of any other class of the Corporation's Preferred Stock.

     Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     Section 11. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class."


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     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed
the  foregoing   Articles  of  Amendment  to  the   Corporation's   Articles  of
Incorporation this 26th day of May, 2005.


                                        By:   /s/Clarence Otis, Jr.
                                           --------------------------------
                                                 Clarence Otis, Jr.
                                                 Chief Executive Officer









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